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                                                                    EXHIBIT 3.11
                           Certificate of Correction
                      to the Certificate of Incorporation
                                      of
                           Mid-South Microwave, Inc.

          The board of directors of Mid-South Microwave, Inc., a corporation of Delaware, on this 11th day of December, A.D. 1985, do hereby resolve and order
                  -----       --------
that the location of the registered office of this corporation be changed pursuant to Section 103(f) and Article Second to now read as follows: The registered office of this corporation within the state shall be The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, State of Delaware 19801.

          The name of the registered agent therein and in charge thereof upon whom process against this corporation may be served, is Corporation Trust Company.

          Mid-South Microwave, Inc., a corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the board of directors at a meeting held as herein stated.

          In witness whereof, said corporation has caused this certificate to be signed by its president and attested by its secretary, and its corporate seal to be hereto affixed, this 11th day of December, A.D. 1985.
                        ----        --------

                                                  MID-SOUTH MICROWAVE, INC.
(SEAL)

Attest:                                           By: /s/ J.M. Barnard
                                                      --------------------------
                                                          President

By:   /s/ Erica Walter
    ----------------------------------
          Asst.  Secretary
          -----
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                         CERTIFICATE OF INCORPORATION

                                      OF

                           MID-SOUTH MICROWAVE, INC.

          FIRST:  The name of the Corporation is Mid-South Microwave, Inc.

          SECOND: Its registered office in the State of Delaware is located at 100 West Tenth Street, Wilmington, New Castle County, Delaware 19801. The name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

          THIRD: The purpose of the Corporation is to-engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 2,000 shares of common stock at the par value of One Dollar ($1.00) each, amounting in the aggregate to Two Thousand Dollars ($2,000.00).

          FIFTH: No stock or other security of the Corporation shall carry with it and no owner of any share or shares of stock or other security or securities of the Corporation shall be entitled to any preferential or pre-emptive right whatsoever to acquire additional shares of stock or of any other security of the Corporation.

          SIXTH: The Board of Directors of the Corporation shall have the power to make, alter, amend or repeal the By-laws of the Corporation.

          SEVENTH: The election of directors need not be by written ballot unless the By-laws shall so provide.
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          EIGHTH:   The name and mailing address of the incorporator is as
follows:

     Name                                           Mailing Address

     Ann R. Sachar                                  500 North Broadway
                                                    Suite 2000
                                                    St. Louis, Missouri 63102


     IN WITNESS WHEREOF, I, the undersigned, being the incorporator of the Corporation hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware do make this certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true and accordingly have hereunto set my hand this 11th day of October, 1985.

                                                    /s/ Ann R. Sachar
                                                   ----------------------------
                                                          Ann R. Sachar